Exhibit Q 1 a

AMENDMENT 4
TO THE BYLAWS
OF
EDWARD JONES MONEY MARKET FUND
Effective August 18 2005
Delete Article IX
Indemnification of
 Trustees and Officers
in its entirety and replace
 with the
following

Article IX
Indemnification of
Trustees and Officers

Section 1  Indemnification
The Trust hereby agrees to
indemnify each person who
at any time serves as
a Trustee or officer of the
 Trust each such person
 being an indemnitee
against any liabilities
and
expenses including amounts
paid in satisfaction of
judgments in compromise or
 as fines and penalties
and counsel fees incurred
by such indemnitee in
connection with the
defense or disposition
of any action
suit or other proceeding
 whether civil or criminal
 before any court or
 administrative or investigative
body in which he may be
or may have been involved
 as a party or otherwise
or with which he may be or
may have been threatened
by virtue of his being or
having been a Trustee or
officer of the Trust or his
serving or having served
as a trustee director
officer partner or fiduciary
 of another trust corporation
partnership joint venture or
 other enterprise at the
request of the Trust provided
however that no
indemnitee shall be indemnified
hereunder against any liability
to any person or any expense of
such
indemnitee arising by reason of
i willful misfeasance ii bad faith
iii gross negligence or iv
reckless disregard of the duties
involved in the conduct of
his position the conduct
referred to in such
clauses i through iv being
sometimes referred to herein
as disabling conduct

Section 2  Actions By Trustee
Against The Trust
Notwithstanding the
 foregoing with respect
 to any
action suit or other
 proceeding voluntarily
 prosecuted by any
indemnitee as plaintiff
 indemnification
shall be mandatory
only if the prosecution
 of such action suit
 or other proceeding
 by such indemnitee i
was authorized by a
 majority of the
Trustees or ii was
instituted by the
indemnitee to enforce his
 rights
to indemnification
hereunder in a case
in which the indemnitee
 is found to be entitled
to such
indemnification

Section 3  Survival
The rights to
indemnification set
 forth herein shall
continue as to a person
who has
ceased to be a Trustee
or officer of the Trust
and shall inure to the benefit
of his heirs executors and
personal and legal representatives

Section 4  Amendments
No amendment or restatement
of these bylaws or repeal
 of any of its
provisions shall limit or
 eliminate any of the
 benefits provided to
 any person who at any
 time is or was a
Trustee or officer of
the Trust or otherwise
entitled to indemnification
 hereunder in respect of
 any act or
omission that occurred
prior to such amendment
restatement or repeal

Section 5  Procedure
 Notwithstanding the
foregoing no indemnification
shall be made hereunder unless
there has been a determination
i by a final decision on the
 merits by a court or other
body of competent
jurisdiction before whom the
issue of entitlement to
indemnification hereunder
was brought that such
indemnitee is entitled to
indemnification hereunder or
 ii in the absence of such a
 decision by 1 a
majority vote of a quorum of
those Trustees who are neither
interested persons of the Trust as
 defined
in Section 2a19 of the 1940
Act nor parties to the
proceeding Disinterested
NonParty Trustees
that the indemnitee is
entitled to indemnification
 hereunder or 2 if such
quorum is not obtainable or
even if obtainable if
such majority so directs
independent legal counsel
 in a written opinion concludes
based on a review of
readily available facts
 as opposed to a full
trialtype inquiry that
the indemnitee
should be entitled to
indemnification hereunder
All determinations to make
advance payments in
connection with the expense
of defending any proceeding
shall be authorized and made in
accordance
with the immediately succeeding
paragraph f below

Section 6  Advances
The Trust shall make
advance payments in
connection with the
expenses of
defending any action with
respect to which indemnification
 might be sought hereunder if
the Trust
receives a written undertaking
to reimburse the Trust if it
 is subsequently determined that
the indemnitee
is not entitled to such
indemnification  In addition at
least one of the following
conditions must be met
i the indemnitee shall provide
adequate security for his undertaking
 ii the Trust shall be insured
against losses arising by reason
of any lawful advances or iii a
majority of a quorum of the
Disinterested NonParty Trustees
or independent legal counsel in a
written opinion shall conclude based
on a review of readily available
facts as opposed to a full trialtype
inquiry that there is reason to
believe that the indemnitee ultimately
 will be found entitled to indemnification

Section 7  Other Rights  The rights
 accruing to any indemnitee under
these provisions shall not exclude
any other right which any person may
 have or hereafter acquire under
the Declaration of Trust or the by
laws of the Trust by contract or
otherwise under law by a vote of
shareholders or Trustees who are
disinterested persons as defined
in Section 2a19 of the 1940 Act or
any other right to which he
may be lawfully entitled

Section 8  Indemnification Of
Employees And Agents  Subject
to any limitations provided by the
Investment Company Act of 1940
Act or otherwise under the
Declaration of Trust or  the
bylaws of the
Trust contract or otherwise under
law the Trust shall have the power
 and authority to indemnify and
provide for the advance payment
of expenses to employees agents
 and other persons providing services
to the Trust or serving in any
capacity at the request of the
Trust to the full extent permitted
 by applicable
law provided that such
ndemnification has been approved
 by a majority of the Trustees


Exhibit Q 1 a

AMENDMENT 5
TO THE BYLAWS
OF
EDWARD JONES MONEY MARKET FUND

Effective January 1 2006

Strike Section 1 Officers
and Section 2 Election of
Officers from Article I
 OFFICERS AND THEIR
ELECTION and replace with
the following

Section 1  Officers The
Officers of the Trust
shall be a President
one or more Executive Vice
Presidents one or more
Senior Vice Presidents
one or more Vice Presidents
a Treasurer and a
Secretary  The Board of
Trustees in its discretion
may also elect or appoint
 one or more Vice Chairmen
of the Board of Trustees
who need not be a Trustee
and other Officers or agents
including one or more
Assistant Vice Presidents
one or more Assistant
Secretaries and one or
more Assistant Treasurers  An
Executive Vice President
Senior Vice President or
Vice President the Secretary
 or the Treasurer may
appoint an Assistant
Vice President an Assistant
 Secretary or an Assistant
 Treasurer respectively to
serve until the next
election of Officers  Two
or more offices may be
held by a single person
except the
offices of President and
 Executive Vice President
 Senior Vice President or
 Vice President may not be
held by the same person
concurrently  It shall
not be necessary for any
 Trustee or any Officer to be a
holder of shares in any
 Series or Class of the
Trust  Any officer or such
 other person as the Board may
appoint may preside at
meetings of the shareholders

Section 2  Election of Officers
 The Officers shall be elected
 annually by the Trustees  Each Officer
shall hold office for one year
 and until the election and
qualification of his successor
or until earlier
resignation or removal

Strike Sections 2 Chairman of
the Trustees Section 3 Vice
 Chairman of the Trustees Section 4
President and Section 5
Vice President from Article II
POWERS AND DUTIES OF TRUSTEES
AND OFFICERS and replace with
the following

Section 2  Chairman of the Board
The Board may elect from among its
members a Chairman of the
Board  The Chairman shall at all
 times be a Trustee who meets all
applicable regulatory and other
relevant requirements for serving
in such capacity  The Chairman shall
not be an officer of the Trust but
shall preside over meetings of the
Board and shall have such other
responsibilities in furthering the
 Board
functions as may be assigned from
time to time by the Board of
Trustees or prescribed by these ByLaws
It shall be understood that the
election of any Trustee as
Chairman shall not impose on
 that person any
duty obligation or liability
 that is greater than the
duties obligations and
liabilities imposed on that
person as a Trustee in the
 absence of such election
and no Trustee who is so
elected shall be held to a
higher standard of care by
 virtue thereof  In addition
 election as Chairman
shall not affect in any
way
that Trustees rights or
 entitlement to
indemnification
under the ByLaws
 or otherwise by
the Trust  The
Chairman shall be
elected by the Board
 annually to hold
office until his
successor shall
have been duly
elected and shall
have qualified or
until his death or
until he shall have
resigned or have been
removed
as herein provided
in these ByLaws  Each
Trustee including the
Chairman shall have one vote

Resignation  The
Chairman may resign at any
 time by giving written
notice of resignation to
the Board
Any such resignation shall
take effect at the time
specified in such notice
or if the time when it shall
become effective shall
not be specified therein
immediately upon its receipt
and unless otherwise
specified therein the
acceptance of such resignation
shall not be necessary to make
it effective

Removal  The Chairman may
be removed by majority vote
of the Board with or without
 cause at any
time

Vacancy  Any vacancy in the
office of Chairman arising
 from any cause whatsoever
may be filled for
the unexpired portion of the
term of the office which shall
be vacant by the vote of the Board

Absence  If for any reason the
 Chairman is absent from a
meeting of the Board the Board
 may select
from among its members who
are present at such meeting
 a Trustee to preside at
such meeting

Section 3  Vice Chairman of
the Trustees  Any Vice Chairman
shall perform such duties as may be
assigned to him from time to
 time by the Trustees  The Vice
Chairman need not be a Trustee


Section 4  President  The
 President shall be the
principal executive officer
of the Trust  He shall counsel
and advise the Chairman
He shall have general supervision
over the business of the Trust
and policies of
the Trust  He shall employ
and define the duties of all
employees shall have power to
discharge any such
employees shall exercise
general supervision over
the affairs of the Trust
and shall perform such other
duties as may be assigned
to him from time to time by
 the Trustees the Chairman or
 the Executive
Committee  The President shall
 have the power to appoint one
 or more Assistant Secretaries
 or other
junior officers subject to
ratification of such appointments
 by the Board  The President
shall have the
power to sign in the name of
 and on behalf of the Trust
 powers of attorney proxies
waivers of notice of
meeting consents and other
instruments relating to
securities or other property
 owned by the Trust and
may in the name of and on
behalf of the Trust take all
such action as the President
may deem advisable
in entering into agreements
to purchase securities or
 other property in the
ordinary course of business and
to sign representation
letters in the course of
buying securities or other property

Section 5  Vice President
The Executive Vice President
Senior Vice President or Vice
 President if any
in order of their rank as
fixed by the Board or if not
ranked a Vice President
designated by the Board in
the absence of the President
 shall perform all duties
and may exercise any of
the powers of the President
subject to the control of
the Trustees  Each Executive
Vice President Senior Vice
President and Vice
President shall perform such
other duties as may be
assigned to him from time
to time by the Trustees the
Chairman the President or
 the Executive Committee
Each Executive Vice President
 Senior Vice
President and Vice President
shall be authorized to sign
documents on behalf of the
Trust  The Executive
Vice President Senior Vice
President and Vice President
 shall have the power to
sign in the name of and
on behalf of the Trust
and subject to Article
VIII Section 1 powers of
attorney proxies waivers
of notice
of meeting consents and
other instruments relating
 to securities or other
property owned by the Trust
 and
may in the name of and on
behalf of the Trust take all
such action as the Executive
 Vice President
Senior Vice President or Vice
President may deem advisable in
entering into agreements to
purchase
securities or other property in
 the ordinary course of business
and to sign representation letters
 in the
course of buying securities or
 other property



Current as of  81894